UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

Office Properties Income Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC
6.375% Senior Notes due 2050	OPINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On June 24, 2021, a subsidiary of Office Properties Income Trust acquired an office property located at 1000 West Fulton Market Street in Chicago, IL, with approximately 531,000 rentable square feet for $355.0 million, excluding acquisition related costs, from SVF Fulton Chicago, LLC, an unaffiliated third party.

Item 9.01. Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired.

No financial statements are being filed with this report. Any required financial statements in connection with the acquisition described in Item 2.01 will be filed by amendment pursuant to Item 9.01(a)(3) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)       Pro Forma Financial Information.

No pro forma financial information is being filed with this report. Any required pro forma financial information in connection with the acquisition described in Item 2.01 will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Matthew C. Brown
Name:	Matthew C. Brown
Title:	Chief Financial Officer and Treasurer

Dated:  June 28, 2021